UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: March 16, 2009 (Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 870-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2009, the compensation committee of the board of directors of Cincinnati Financial Corporation approved the form of agreement and granted incentive compensation awards for 2009 under the Annual Incentive Compensation Plan of 2009. A copy of the complete Plan is included in the 2009 Shareholder Meeting Notice and Proxy Statement, Appendix A, Page 49.

The incentive compensation awards can be earned only if performance targets established for 2009 are achieved.  The committee will meet in early 2010 to determine a) if the performance targets were achieved and b) if the committee believes the awards are appropriate in light of then-current circumstances. The committee established maximum amounts of incentive compensation that may be earned in 2009 pursuant to such grants of $400,000 for Kenneth W. Stecher, president and chief executive officer, and $200,000 for Steven J. Johnston, chief financial officer, secretary and treasurer.  The awards are granted subject to shareholder approval of the Annual Incentive Compensation Plan of 2009 at the 2009 Annual Meeting of Shareholders on May 2, 2009.

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits

Exhibit 10.1 – Form of agreement for use with Incentive Compensation Plan of 2009

Exhibit 10.2 – 2009 incentive compensation award agreement for Kenneth W. Stecher

Exhibit 10.3 – 2009 incentive compensation award agreement for Steven J. Johnston

  Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: March 20, 2009	/S/ Steven J. Johnston
Steven J. Johnston, MAAA, FCAS, CFA
Chief Financial Officer, Senior Vice President, Secretary and Treasurer Cincinnati Financial Corporation